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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                                   NAHC, INC.
                            (a Delaware corporation)

                                      INTO

                                 NOVACARE, INC.
                            (a Delaware corporation)


                  It is hereby certified that:

                  1. NovaCare, Inc. (the "Corporation") is a business corporation of the State of Delaware.

                  2. The Corporation is the owner of all of the outstanding shares of the stock of NAHC, Inc., which is also a business corporation of the State of Delaware.

                  3. In connection with the merger described in Item 4, the Corporation hereby changes its name to NAHC, Inc.

                  4. On February 14, 2000, the Board of Directors of the Corporation adopted the following resolutions to merge NAHC, Inc. into the
Corporation:

                           RESOLVED that NAHC, Inc. be merged into the
                  Corporation, and that all of the estate, property, rights, privileges, powers and franchises of NAHC, Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by NAHC, Inc. in its name; and it is

                           FURTHER RESOLVED that the Corporation shall assume
                  all of the obligations of NAHC, Inc.; and it is

                           FURTHER RESOLVED that the Corporation shall change
                  its name to NAHC, Inc.; and it is

                           FURTHER RESOLVED that in connection with the
                  foregoing resolutions, the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.
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Dated: March 16, 2000


                                        NOVACARE, INC.



                                        By:
                                           -----------------------------
                                           Richard S. Binstein, Esq.
                                           Vice President, Secretary
                                           and General Counsel